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                                                                   EXHIBIT 10.83

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made and entered into this 19th day of March, 2003 by and between Mirant Services, LLC (hereinafter "Mirant"), and Daniel Streek (hereinafter "Streek").

                                   WITNESSETH:

         WHEREAS, Mirant desires to secure the services of Streek as an executive of Mirant; and WHEREAS, Streek desires to be employed by Mirant in this capacity; and

         WHEREAS, Mirant and Streek wish to enter into this Employment Agreement setting forth the terms and conditions of such employment,

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

         1. Employment Duties. Mirant hereby agrees to employ Streek as its Vice President and Controller and Streek hereby agrees to accept such employment upon the conditions set forth in this Agreement. During the term of this Agreement, Streek agrees to be a full-time employee of Mirant and devote his full and exclusive business time, energy and skill to the business and affairs of Mirant. He shall perform all of his duties properly and faithfully in the best interest of Mirant and will not intentionally become involved in any personal matters which adversely affect or reflect on Mirant.

         2. Work Standard. Streek hereby agrees that he will at all times comply with and abide by all terms and conditions set forth in this Agreement, and all applicable policies, procedures, and rules as may be issued by Employer, including the Code of Ethics and Business Conduct.


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         3.       Term. The term of this Agreement is for two years from March
1, 2003. At the end of the term of this Agreement, if it has not been terminated earlier pursuant to Section 5, Streek will become an at-will employee of Mirant.

         4.       Compensation.

                  (a) Salary. At the commencement of this Agreement, Mirant shall pay Streek a salary of $250,000 per year, minus all normal and customary withholdings, paid in accordance with Employer's normal payroll practices. Mirant shall evaluate the compensation provided to Streek on an annual basis and shall make such adjustments as Mirant deems appropriate, with the understanding that Streek's salary will not be reduced during the term of this Agreement without his consent.

                  (b) Bonus. Streek is eligible to participate in a discretionary bonus plan maintained by Mirant for the purpose of paying bonuses to qualified employees ("Short Term Incentive Plan"). Under the terms of the Short Term Incentive Plan, Streek shall have a target bonus of 50%, which will be tied to the same goals as those of other participants in the Short Term Incentive Plan, and will pay out according to those goals.

         5.       Fringe Benefits.

                  (a) Employee Benefits. Streek shall be entitled, during the term of this Agreement, to participate in all employee benefit programs maintained by Mirant for the benefit of its employees, according to the terms of such plans.

                  (b) Vacation. Streek shall be entitled to four (4) weeks of vacation each year during the term of this Agreement.

         6.       Termination of Employment.

                  (a) Death or Disability. In the event of Streek's death or total disability, this Agreement shall terminate immediately. Streek shall be deemed totally disabled if he is eligible to receive long-term disability benefits under Mirant's then existing long-term disability plan. In




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the event of his death or disability, Streek or his estate will be entitled to such benefits, if any, as are provided under the terms of various Mirant health insurance, life insurance, pension and disability plans.

                  (b) Termination for Cause. Mirant may terminate this Agreement and Streek's employment immediately hereunder for: 1) any nonapproved absence from work, unrelated to illness or physical incapacity, in excess of thirty (30) continuous days; 2) any acts or conduct by Streek involving moral turpitude that could reasonably be expected to interfere with his ability to perform the functions of his job; 3) any material dishonesty in the performance of his duties as an employee of Mirant; 4) any willful or gross negligence by Streek in complying with the terms of this Agreement or in performing his duties for Mirant; 5) any material breach of this Agreement; 6) any unauthorized disclosure of Confidential Information regarding Mirant. In the event of a termination pursuant to this subparagraph 5(b), Streek will not be entitled to any further benefits or compensation under this Agreement except to the extent mandated by law or as otherwise agreed to at the time by Mirant and Streek.

                  (c) Termination by Mirant by Notice. Mirant shall have the additional right to terminate this Agreement and Streek's employment without cause by giving Streek written notice of termination. Such termination shall be effective immediately upon receipt of notice by Streek. In the event of a termination pursuant to this subsection, Streek will be entitled to a lump sum payment, minus required withholdings, equal to the number of whole or partial months remaining in the agreement at the time of notice, though not to exceed 12 months, multiplied by $20,833. This amount represents Streek's monthly base salary at the time of initial employment. The dollar amount used in this calculation will not change during the term of this Agreement.

                  (d)      Termination by Streek. Streek may resign on sixty
(60) days written notice to Mirant. During any notice period, Mirant may relieve Streek of his duties, but this



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shall not relieve Mirant of its obligations to pay Streek his entire salary for the entire notice period. At the conclusion of such notice period, he will not be entitled to any further compensation or benefits hereunder, other than previously accrued and vested benefits.

                  (e) Termination After Term of Agreement. To avoid confusion, the parties agree that after the term of this Agreement, Streek will be an at-will employee of Mirant and may be terminated by Mirant for any reason, or no reason, in accordance with the termination procedures then in effect at Mirant.

         7.       Covenant Not To Solicit

                  (a)      Definitions.

                           (i)      "Entity" shall mean any business,
         individual, partnership, joint venture, agency, governmental subdivision, association, firm, corporation or other entity.

                           ii)      "Affiliate" shall mean the following
         Entities: (A) any Entity which owns an Interest (as defined below) in Mirant or Mirant Corporation either directly or indirectly through any other Entity, (B) any Entity an Interest in which is owned directly or indirectly by any Entity which owns directly or indirectly an Interest in Mirant, (C) any Entity in which Mirant owns an Interest either directly or indirectly through any other Entity, or (D) any Entity which owns an Interest either directly or indirectly in an Entity an Interest in which is owned either directly or indirectly by Mirant. For purposes of this Agreement the term "Interest" shall include any equity interest in an Entity in an amount equal to or greater than 10% of the Entity's total outstanding equity interests.

                  (b) Non-Solicitation of Employees. For a period of two years following the termination of Streek's employment with Mirant, Streek shall not solicit or attempt to solicit, directly or indirectly by assisting others, any employees of Mirant, its Entities or Affiliates in order to induce such employees to leave Mirant, its Entities or Affiliates or become employed or affiliated with any other person, company or entity.



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                  (c)      Injunctive Relief. Streek acknowledges that the
covenant not to solicit is a reasonable means of protecting and preserving Mirant's, its Entities and Affiliates investment in its business and in Streek's employment. Streek agrees that any breach of this covenant will result in irreparable damage and injury to Mirant, its Entities and Affiliates and that Mirant will be entitled to injunctive relief in any court of competent jurisdiction without the necessity of posting any bond.

                  (d) Enforceability of Covenant. Mirant and Streek agree that Streek's obligation under the covenant not to solicit is separate and distinct from other provisions of this Agreement, and the failure or alleged failure of Mirant to perform its obligations under any other provisions of this Agreement shall not constitute a defense to the enforceability of this covenant not to solicit. The parties also agree that the covenant not to solicit survives the expiration or termination of this Agreement.

         8.       Nondisclosure of Trade Secrets and Confidential Information.

                  (a) Trade Secrets Defined. As used in this Agreement, the term "Trade Secret" shall mean any and all information not generally known to persons not employed by Mirant, its Entities or Affiliates, the disclosure or knowledge of which would permit these persons to derive actual or potential economic value therefrom or to cause economic or financial harm to Mirant, its Entities or Affiliates. Such information shall include, but not be limited to, any customer lists, customer billing information, technical information regarding products sold, sales techniques and information concerning personnel assignments, and matters concerning the financial affairs and management of Mirant, its Entities or Affiliates.

                  (b) Nondisclosure of Trade Secrets. Throughout the term of this Agreement and at all times following the expiration or termination of this Agreement, Streek shall not directly or indirectly transmit or disclose any trade secret of Mirant, its Entities or Affiliates to any person, concern or entity.



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                  (c)      Confidential Information Defined. As used in this
Agreement, the term "Confidential Information" shall mean all information that does not rise to the level of a trade secret and that is not generally disclosed or known to persons not employed by Mirant, its Entities or Affiliates.

                  (d) Nondisclosure of Confidential Information. Throughout the term of Streek's employment with Mirant and for a period of three years following the termination of Streek's employment with Mirant, Streek shall not, either directly or indirectly, transmit or disclose any confidential information to any person, concern or entity.

                  (e) Notification of Unauthorized Disclosure. Streek shall exercise his best efforts to ensure the continued confidentiality of all Trade Secrets and Confidential Information known by, disclosed or made available to Streek. Streek shall immediately notify Mirant of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which Streek becomes aware. Streek shall assist Mirant, to the extent necessary, in the procurement or protection of Mirant's or its Entities' or Affiliates' rights to or in any Intellectual Property, Trade Secrets or Confidential Information and, upon Mirant's request, shall assist, to the extent necessary, in the procurement or protection of any third party's rights to or in any Intellectual Property, Trade Secrets or Confidential Information.

                  (f) Injunctive Relief. Streek acknowledges that these nondisclosure covenants are a reasonable means of protecting and preserving Mirant's, its Entities or Affiliates interests in the confidentiality of this information. Streek agrees that any breach of these covenants will result in irreparable damage and injury to Mirant, its Entities or Affiliates and that Mirant will be entitled to injunctive relief in any court of competent jurisdiction without the necessity of posting any bond.

                  (g) Enforceability of Covenants. Mirant and Streek agree that Streek's obligations under these nondisclosure covenants are separate and distinct from other provisions




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of this Agreement, and the failure or alleged failure of Mirant to perform its obligations under any provision of this Agreement shall not constitute a defense to the enforceability of these nondisclosure covenants. The parties also agree that the nondisclosure covenants survive the expiration or termination of this Agreement.

         9.       Intellectual Property.

                  (a) Definition. "Intellectual Property" shall mean all work product, property, data, documentation, know-how, concepts or plans, inventions, discovery, compositions, innovations, computer programs, improvements, techniques, processes, designs, article of manufacture or information of any kind, or any new or useful improvements of any of the foregoing and any Trade Secrets, patents, copyrights, Confidential Information, mask work, trademark or service mark, relating in any way to Mirant, its Entities or its Affiliates and its or their business prepared, conceived, revised, discovered, developed, or created by Streek for Mirant, its Entities or its Affiliates or by using Mirant's, it Entities' or its Affiliates' time, personnel, facilities, or material.

                  (b) Ownership. To the greatest extent possible, any and all Intellectual Property shall be deemed to be "work made for hire" (as defined in the Copyright Act, 17 U.S.C.A. ss.ss. 101 et seq.), and Streek hereby unconditionally and irrevocably transfers and assigns to Mirant, its Entities or its Affiliates all rights, title and interest Streek currently has or in the future may have by operation of law or otherwise in or to any Intellectual Property, including, without limitation, all patents, copyrights, trademarks, service marks and other Intellectual Property rights and agrees that Mirant, its Entities or its Affiliates shall have the exclusive world-wide ownership of such Intellectual Property, and that no Intellectual Property shall be treated as or deemed to be a "joint work" (as defined by the Copyright Act) of Streek and Mirant, its Entities, its Affiliates or otherwise. Streek agrees to execute and deliver to Mirant, its Entities or its Affiliates any transfers, assignments, documents or other instruments which Mirant, its Entities or its Affiliates may deem necessary or appropriate to vest complete



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title and ownership of any Intellectual Property, and all rights therein, exclusively in Mirant, its Entities or its Affiliates, as the case may be.

                  (c) Return of Materials. Immediately upon termination of this Agreement, or at any point prior to or after that time upon the specific request of Mirant, Streek shall return to Mirant all written or descriptive materials of any kind belonging or relating to Mirant, its Entities or its Affiliates, including, without limitation, any Intellectual Property, Confidential Information and Trade Secrets, in Streek's possession.

         10.      Miscellaneous.

                  (a) Public Statements. Mirant shall issue all public statements concerning the work hereunder; Streek shall not issue any public statements concerning such work without prior written authorization from Mirant.

                  (b)      Notices.

                           (i) All notices and all other communications provided for herein shall be in writing and delivered personally to the other designated party, or mailed by certified or registered mail, return receipt requested, or delivered by a recognized national overnight courier service, or sent by facsimile, as follows:

                  If to Employer to:  Chief Financial Officer
                                            Mirant Corporation
                                            1155 Perimeter Center West
                                            Atlanta, GA 30338-5416
                                            Facsimile:

                  with a copy to:           Legal Department
                                            Mirant Services, LLC
                                            1155 Perimeter Center West
                                            Atlanta, GA 30338-5416

                  If to Streek to:          Mr. Daniel Streek



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                  If Streek has provided notice to Mirant that counsel
         represents him, Mirant shall copy Streek's counsel at the address specified. Streek agrees and understands that any legal fees or expenses incurred by him in connection with this Agreement are his sole responsibility and Mirant shall not reimburse Streek for any portion of such fees or expenses.

                           ii) All notices sent under this Paragraph shall be deemed given twenty-four (24) hours after sent by facsimile or courier and seventy-two (72) hours after sent by certified or registered mail.

                           iii) Either party hereto may change the address to which notice is to be sent hereunder by written notice to the other party in accordance with the provisions of this Paragraph.

                  (c) Waiver. The waiver by any party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                  (d) Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                  (e) Assignment and Successors. This Agreement may be assigned by Mirant without Streek's consent to an affiliated entity of Mirant, including one of Mirant's affiliates, any survivor entity or other successor in interest, but no such assignment shall relieve Mirant of its full responsibilities hereunder. This Agreement shall inure to the benefit of and be binding upon the parties hereto and upon their respective legal representatives and successors in interest.

                  (f) Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements.



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                  (g)      Governing Law. This Agreement shall be governed by
the laws of the State of Georgia, without regard to its principles of conflicts of laws.

                  (h) Voluntary Agreement. Streek and Mirant represent and agree that each has reviewed all aspects of this Agreement, has carefully read and fully understands all provisions of this Agreement, and is voluntarily entering into this Agreement. Each party represents and agrees that the judicial body interpreting this Agreement shall not more strictly construe the terms of this Agreement against one party, it being agreed that the Parties had the opportunity to review any and all aspects of this Agreement with legal, tax or other adviser(s) of such party's choice before executing this Agreement.

         IN WITNESSES WHEREOF, the parties hereto having duly executed and delivered this Employment Agreement as of the date first written above.

                                        MIRANT SERVICES, LLC


                                        By: /s/ Vance Booker              [SEAL]
                                            -------------------------------



/s/ Daniel Streek                  [SEAL]
------------------------------------
Daniel Streek

/s/ Bruce Cameron
------------------------------------
Witness


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